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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2000, except as to Note 9 which is as of August 15, 2000, relating to the consolidated financial statements of KLA-Tencor Corporation, which appears in KLA-Tencor Corporation's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated July 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                       /s/ PricewaterhouseCoopers LLP
                                       --------------------------------------
                                       San Jose, California
                                       May 11, 2001